Filed Pursuant to Rule 424(b)(5)

Registration No. 333-264062

PROSPECTUS SUPPLEMENT
(To prospectus dated April 11, 2022)

$12,000,000

MAWSON INFRASTRUCTURE GROUP INC.

Common Stock

We have entered into a Sales Agreement, or the sales agreement, dated December 13, 2024, with Roth Capital Partners, LLC (the “Lead Agent”) and A.G.P./Alliance Global Partners (collectively with the Lead Agent, the “Agents” and individually an “Agent”), relating to shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $12,000,000 from time to time through or to the Lead Agent, acting as our sales agent,

Our common stock is traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “MIGI.” The last reported sale price of our common stock on December 6, 2024, was $1.32 per share.

Sales of our common stock, if any, under this prospectus supplement will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agents are not required to sell any specific amount of securities but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Lead Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Agents for sales of common stock sold pursuant to the sales agreement will be 2.5% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $36,638,161, which was calculated based on 16,729,754 outstanding shares of common stock held by non-affiliates at a price of $2.19 per share, the closing price of our common stock on November 12, 2024, as reported on Nasdaq. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our common shares held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We are a “smaller reporting company” as defined under the federal securities laws and, under applicable SEC rules, we have elected to comply with certain reduced public company reporting and disclosure requirements.

An involuntary petition (“Involuntary Petition”) seeking the entry of an order for relief was filed by certain petitioning creditors against us on December 4, 2024 in the United States Bankruptcy Court for the District of Delaware (the “Delaware Bankruptcy Court”), Bankr. Case No. 24-12726 (the “Involuntary Bankruptcy Case”). The Involuntary Petition was filed under chapter 11 (“Chapter 11”) of title 11, 11 U.S.C. § 101 through 1330 (the “Bankruptcy Code”). No order for relief has been entered by the Delaware Bankruptcy Court to date, and we continue to operate in the ordinary course of business as authorized pursuant to 11 U.S.C. § 303(f). We are evaluating our options with regard to the Involuntary Petition, including filing an answer contesting the Involuntary petition and/or moving to dismiss the Involuntary Petition. However, there can be no guarantees that the Delaware Bankruptcy Court will dismiss the Involuntary Petition. If an order for relief on the Involuntary Petition is entered and the Company is forced into an involuntary bankruptcy (whether a reorganization or liquidation), such an outcome or the possibility of such an outcome may cause and/or continue to cause our common stock to significantly decrease in value and/or may render our common stock worthless. Any trading in our common stock during the pendency of the ongoing litigation regarding the Involuntary Petition is highly speculative and therefore poses risks to purchasers of our common stock, as discussed in further detail below.

Although we cannot predict how our common stock will be treated if the Involuntary Petition is not dismissed and an order for relief is entered by the Delaware Bankruptcy Court, common stock holders would be at risk of not receiving a recovery through an eventual Chapter 11 plan (if any) unless the holders of more senior claims and interests, including secured and unsecured creditors, are paid in full. We also expect our common stock value to decrease as we use cash on hand during the Involuntary Bankruptcy Case process. Consequently, there is a risk that the holders of our common stock will receive limited or no recovery and that our common stock will be rendered worthless.

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners	A.G.P.

The date of this prospectus supplement is December 13, 2024.

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf’ registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $12,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not, and the Agents have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Agents are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated in this prospectus supplement or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “Mawson” refer to Mawson Infrastructure Group Inc. and its subsidiaries.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus supplement, the accompany prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. To our knowledge, certain third-party industry data that includes projections for future periods does not take into account the effects of the worldwide coronavirus pandemic. Accordingly, those third-party projections may be overstated and should not be given undue weight. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus supplement, the accompany prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

TRADEMARKS

Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks, and trade names included or incorporated by reference into this prospectus or the accompanying prospectus are the property of their respective owners.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompany prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein contain forward-looking statements, about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies or prospects. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below.

This prospectus supplement, the accompany prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein identifies important factors which could cause our actual results to differ materially from those indicated by the forward-looking statements, particularly those the risk factors incorporated by reference above. The risk factors incorporated by reference above are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	the effects of the Involuntary Petition and the outcome of the proceedings relating to the Involuntary Bankruptcy Case in general, and how our common stock shares may and/or will be impacted by such pending Involuntary Petition;

●	our ability to continue as a going concern;

●	continued evolution and uncertainty related to growth in blockchain and bitcoin and other digital assets’ usage;

●	access to reliable and reasonably priced electricity sources;

●	operational, maintenance, repair, safety, and construction risks;

●	the failure or breakdown of mining equipment, or internet connection failure;

●	our reliance on key management personnel and employees;

●	our ability to attract or retain the talent needed to sustain or grow the business;

●	our ability to develop and execute on our business strategy and plans;

●	counterparty risks related to our customers, agreements and/or contracts;

●	adverse actions by creditors, debt providers, or other parties;

●	high volatility in bitcoin and other digital assets’ prices and in value attributable to our business;

●	our need to, and difficulty in, raising additional debt or equity capital and the availability of financing opportunities;

●	failure to maintain required compliance to remain eligible for the most cost-effective forms of raising additional equity capital;

S-iv

●	the evolution of AI and HPC market and changing technologies;

●	the slower than expected growth in demand for AI, HPC and other accelerated computing technologies than expected;

●	the ability to timely implement and execute on AI and HPC digital infrastructure contracts or deployment;

●	the ability to timely complete the digital infrastructure build-out in order to achieve its revenue expectations for the periods mentioned;

●	downturns in the digital assets industry;

●	inflation, economic or political environment;

●	cyber-security threats;

●	our ability to obtain proper insurance;

●	banks and other financial institutions ceasing to provide services to our industry;

●	changes to the Bitcoin and/or other networks’ protocols and software;

●	the decrease in the incentive or increased network difficulty to mine Bitcoin;

●	the increase of transaction fees related to digital assets:

●	the fraud or security failures of large digital asset exchanges;

●	the regulation and taxation of digital assets like Bitcoin;

●	our ability to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002; and

●	material litigation, investigations, or enforcement actions, including by regulators and governmental authorities.

We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described above and in the Risk Factors section of our annual report on Form 10-K for the year ended December 31, 2023, and our subsequent SEC filings. All forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by these cautionary statements. Unless required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section contained in this prospectus and the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, our consolidated financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus.

Our Company

About Mawson Infrastructure Group Inc.

We were incorporated in the State of Delaware on February 10, 2012, originally under the name Opthalix Inc. and changed our corporate name to Wize Pharma, Inc. on November 15, 2017. On March 17, 2021, we changed our corporate name to “Mawson Infrastructure Group Inc.” to reflect our acquisition of Mawson Infrastructure Group Pty Ltd. (formerly known as Cosmos Capital Limited) in a stock for stock exchange on March 9, 2021, which was accounted for as a reverse asset acquisition. On April 27, 2021, we changed our trading symbol to “MIGI”. Shares of our Common Stock have been listed on The Nasdaq Capital Market since September 29, 2021.

Our executive offices are located at 950 Railroad Ave., Midland, Pennsylvania 15059. Our telephone number is (412) 515-0896 and our internet address is www.mawsoninc.com. The information on, or that may be accessed from, our website is not a part of this prospectus.

All share and per share values for all periods presented in the accompanying consolidated financial statements have been retroactively adjusted to reflect the 6 for 1 reverse stock split which occurred on February 6, 2023.

We develop and operate digital infrastructure platforms for enterprise customers and for our own purposes. Our digital infrastructure platforms can be used to operate computing resources for a number of applications, and are offered across digital assets, artificial intelligence (“AI”), high-performance computing (“HPC”) and other computing applications. We also have an energy management business, which utilizes software and analysis, to generate revenue when we adapt our power usage to the real-time needs of the grid. We may also transact in digital computational machines, data center infrastructure, and related equipment periodically, subject to business and commercial opportunities.

We have a strategy to prioritize the usage of carbon-free energy sources, including nuclear energy, to power our digital infrastructure platforms and computational machines.

We manage and operate digital infrastructure platforms delivering a total current capacity of approximately 129 megawatts (MW) with our current operational sites with an additional 24 MW of future capacity that is under development, all strategically located in locations served by the PJM Energy Market in the United States.

Previously, we also had an interest in the Australian energy market, however for strategic and commercial reasons, we are currently focused on advancing our interests in North America. We currently operate facilities in the United States of America and do not have operating sites in Australia.

Recent Developments

We have previously reported that we may seek to exit certain or all of our entities and holdings in Australia. Our Australian subsidiary MIG No.1 Pty Ltd was placed into an Australian court appointed liquidation and wind-up process on March 19, 2024. Our Australian subsidiary Mawson AU Pty Ltd was placed into an Australian court appointed liquidation and wind-up process on April 23, 2024. Our Australian subsidiary Mawson Services Pty Ltd was placed into an Australian court appointed liquidation and wind-up process on April 29, 2024.

On August 6, 2024, the Company announced the future departure of Mr. Craig Hibbard as the Company’s Chief Development Officer given personal reasons. Mr. Hibbard will remain with the Company in a full-time capacity until February 6, 2025, to ensure a structured transition. The Company does not plan to continue with a Chief Development Officer position henceforth and the responsibilities will be divided amongst other management team members.

On August 9, 2024, our wholly owned subsidiary, Mawson Hosting, LLC, and BE Global Development Limited, executed a Service Provider Agreement for the provision of AI/HPC digital colocation services for 20MW of power for AI/HPC digital colocation services at our facilities at pre-determined pricing for the first two years of the agreement, with the pricing subject to updates every two years, and with an initial six-year contract term. The contract is expected to generate $92 million in the first 2 years, with cumulative revenue potential of $285 million through the 6-year initial contract term. In addition, we also entered into an additional non-binding Letter of Intent (the “LOI”) with BE Global Development Limited to supplement the binding 20 MW agreement, to plan for further expansion of our business relationship to a total of 144 MW over time.

On August 21, 2024, we secured a lease amendment to expand our Ohio facility, extending the lease term for 9 years, through April 2033, and securing an initial 24 MW of capacity.

On September 6, 2024, our wholly owned subsidiary, Luna Squares Property, LLC, filed a praecipe of lis pendens for the property leased in Sharon, Pennsylvania. It did so to also provide third parties such as Bitfarms Ltd. notice that the property is encumbered by a lease between Luna Squares Property LLC and Vertua Property, Inc. This property is the subject of a current civil lawsuit between us and Luna Squares Property, LLC against Vertua Property, Inc. On October 17, 2024, we filed several claims against Vertua Property, Inc., including claims for breach of the lease agreement and wrongful termination of the lease, as well as for tortious interference with a business relationship, seeking reinstatement of the lease, compensatory damages, disgorgement of revenue, and exemplary and punitive damages, as well as reimbursement for Plaintiffs’ costs and expenses including attorneys’ fees and costs of suit.

On September 9, 2024, we entered into the Third Amendment to Lease Agreement (the “Amendment”) which amended the existing Lease Agreement, dated as of September 20, 2021, by and between us and Jewel Acquisition, LLC, pursuant to which we lease approximately 8 acres of land and improvements located at 950 10th Street (950 Railroad Avenue), Midland (Beaver County), Pennsylvania (the “Lease”). The Amendment extends the Lease from September 14, 2024 to September 14, 2027 and sets new rental rates that are effective as of September 15, 2024. Future minimum lease payments for the Lease, as amended, are approximately $1,380,509, with annual increases of 3.1%. All other terms of the Lease remain in full force and effect.

On September 11, 2024, we entered into a Marketing Services Agreement with Outside The Box Capital Inc. (“OTB”) pursuant to which OTB will provide certain marketing and distribution services to us for a six month term in consideration for the grant of 84,746 restricted shares of our common stock with a value of $100,000. The common stock issued to OTB was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investor is an accredited investor, the investor is taking the securities for investment and not resale and we took appropriate measures to restrict the transfer of the securities.

Australian Winding Down Proceedings.

On October 3, 2024, a proceeding before the Federal Court of Australia, New South Wales entitled “In The Matter Of Mawson Infrastructure Group Inc. (ARBN 649 261 861)”, File No. NSD1395/2024” was filed by W Capital against us, seeking a hearing on November 29, 2024 to determine our solvency under Australian law. Australian insolvency law regulates the position of companies which are in financial distress and are unable to pay or provide for all of their debts or other obligations and matters ancillary to and arising from financial distress.

Operation of the Australian Winding Down Process.

The law in this area is principally governed by the Corporations Act 2001. Under Australian law, the term insolvency is usually used with reference to companies, and bankruptcy is used in relation to individuals. A company, partnership, or trust with multiple trustees, is legally insolvent if it is not able to pay its debts, as and when they become due and payable. In certain circumstances a debtor may be presumed to be insolvent without the need to actually prove financial insolvency, such as when a company failed to comply with a statutory demand. If a company fails to satisfy a statutory demand, or have it set aside, then it is presumed to be insolvent.

A winding up (also known as “liquidation”) in insolvency is a terminal procedure intended to realize an insolvent company’s assets and distribute them amongst its creditors in accordance with the priorities in the Corporations Act. Liquidation is the insolvency process of “winding up” an insolvent debtor whereby the assets of a company are collected and realized by a liquidator, and the proceeds are subsequently applied to discharge all relevant debts and liabilities in accordance with the priorities set by law. A company may be wound up on either a voluntary basis or on a compulsory basis.

A compulsory liquidation is usually the result of an action taken by one or more creditors of an insolvent company. In a compulsory winding up, the day on which the relevant Court order is made will constitute the date of the commencement of the winding up. The date on which the application to wind up the company was filed is called the relation-back day. Whether the liquidation process is initiated by an order of the Court or through a creditors’ voluntary winding up, a liquidator will be appointed to administer the winding up of the affairs of the company. The liquidator is the principal officer of the company who is appointed to conduct the winding-up process.

In a compulsory winding up the Court will appoint the liquidator to the company. Generally, it will act upon the nomination of the party making the application. They must be an independent person and be seen to be fully independent. The liquidator’s role has been described as a hybrid role with elements of fiduciary trustee, agent, officer of the corporation and in some instances officer of the Court. The liquidator owes fiduciary duties to the company, its creditors and members. The liquidator is required to act honestly, fairly and impartially at all times, and must avoid any conflicts of interest.

Upon the appointment of the liquidator, all of the powers of the directors are suspended, and the company itself will cease to carry on business except to the extent that the liquidator believes it will assist the beneficial disposal of the business. The liquidator will take over operation of the company and can deal with the property of the company. The functions, including fiduciary duties among others, of the liquidator are to wind-up the affairs of the company, ascertain and recover the property of the company, to identify, preserve, and distribute the company’s assets equitably among its creditors; and to examine the circumstances which precipitated the liquidation and which may reveal improper dispositions of property and criminal offenses.

U.S. Involuntary Petition.

On December 4, 2024, certain of our Australian creditors, being W Capital Advisors Pty Ltd as trustee for the W Capital Advisors Fund, Marshall Investments MIG Pty Ltd as trustee for the Marshall Investments MIG Trust and Rayra Pty Ltd as trustee for The Mountainview Trust, filed an Involuntary Petition against us in the Delaware Bankruptcy Court under Chapter 11 and pursuant to 11 U.S.C. § 303. To our knowledge no trustee, receiver or fiscal agent has been appointed to manage the assets of the company and no court has entered any order for relief with respect to the Involuntary Petition. We plan to vigorously defend the Company against this Involuntary Petition.

Operation of Chapter 11

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and equity security holders, which includes a debtor’s shareholders. Another goal of Chapter 11 is to promote equality of treatment for similarly situated creditors and equality of treatment for similarly situated equity security holders, in each case, with respect to the distribution of a debtor’s value or assets.

A Chapter 11 proceeding can be entered into voluntarily by the debtor or involuntarily by one or more “petitioning creditors” filing an involuntary petition which effectively serves as a complaint alleging certain allegations against the debtor. Note that if an alleged debtor subject (or potentially subject) to an involuntary petition has 12 or more total creditors, then at least three creditors holding claims that (i) are not contingent as to liability or the subject of a bona fide dispute as to liability or amount, and (ii) aggregate at least $18,600 more than the value of any security held by those creditors, are required to prosecute an involuntary case under 11 U.S.C. § 303(b)(1).

If the Bankruptcy Court does not dismiss the Involuntary Bankruptcy Case and instead enters an order for relief with regard to the Involuntary Petition, the company will be operating under Chapter 11 of the Bankruptcy Code. A debtor company in Chapter 11 has an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code generally provides that the debtor in a Chapter 11 case may continue to operate its business in the ordinary course and remain in possession of its property as a “debtor in possession.”

The consummation of a plan of reorganization is the principal objective of a Chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and equity interests in a debtor. Confirmation and consummation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any creditor of, or equity security holder in, the debtor, whether or not such creditor or equity security holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the order of the bankruptcy court approving the plan (a “confirmation order”), the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefore the obligations specified under the confirmed plan, and terminates all rights and interests of existing equity security holders.

The reorganization of a debtor’s capital structure under a plan of reorganization may include, among other things, exchanges of new debt or equity securities for existing claims against and/or equity securities in the debtor. Existing equity securities in a debtor, however, are subject to a high risk of being cancelled through a Chapter 11 plan of reorganization without receiving any consideration or otherwise receiving any value. The reason for this high risk of cancellation is because equity securities in a debtor generally sit last in line of priority in bankruptcy. This is referred to as the “absolute priority rule.” Under the absolute priority rule, unless holders of more senior claims otherwise agree, holders of equity securities are generally precluded from receiving any value unless and until holders of claims or interests senior to them are paid in full. Therefore, equity securities are subordinate to all claims against the debtor, including, claims with valid, perfected security interests in collateral, unsecured priority claims related to, among other things, administration of and the preservation of the value of a debtor’s bankruptcy estate, other secured and unsecured debt, and other general unsecured claims, including trade creditors.

Financing During Chapter 11

Debtors often need funding to cover ongoing operating expenses and the expenses of a Chapter 11 case. It is common for a debtor in a voluntary Chapter 11 or in a Chapter 11 where an order for relief is entered (or consented to) following the filing of an involuntary petition to meet such funding need through a debtor-in-possession, or DIP, loan. A DIP loan often takes the form of a new secured debt facility that has priority over pre-bankruptcy secured and unsecured creditors and a claim with super-priority over administrative expenses (including vendor and employee claims) incurred during Chapter 11 and over all other claims. While a DIP loan offers the benefit of a source of funding that is well-established in the market and under the Bankruptcy Code, its priority over other claims reduces the recovery available to other junior creditors and interest holders, including equity security holders. Additionally, it is common for a DIP loan to contain certain, sometimes significant, restrictions on the ability of the debtor to operate its business during bankruptcy. Because the Bankruptcy Court has not entered any order for relief on the Involuntary Petition and because we intend to vigorously contest any such order for relief, we have not considered getting a DIP loan.

It would not be common for a debtor operating in Chapter 11, whether voluntarily or following the entry of an order for relief with regard to an Involuntary Petition under Chapter 11, to seek equity financing during a bankruptcy case. Equity financing, unlike a DIP loan, generally does not impose restrictions on a debtor’s operations and does not take priority over other creditors and equity security holders, thereby potentially improving the possibility that equity security holders could receive a recovery in a plan of reorganization as compared to raising financing through a DIP loan that would be senior to any equity securities in the Debtors. Nonetheless, investing in the equity securities of any company, including us, while it has a pending Involuntary Petition being adjudicated and/or is in bankruptcy (to the extent an order for relief is entered or the company otherwise consents to an order for relief) involves significant risks, including risks that common stock is or becomes worthless in connection with the bankruptcy process, including under a Chapter 11 plan if any). The circumstances of each bankruptcy case are unique, but it is commonplace for equity securities to be cancelled as a result of bankruptcy without the holders thereof receiving any value.

Operational Update

On December 10, 2024, we announced by press release that our monthly digital colocation revenue for November was up 111% year-over-year, growing from about $1.98 million in November 2023 to about $4.18 million in November 2024. Our total monthly revenue for November of 2024 was about $4.91 million, which is an increase of 2% year-over-year from November of 2023 and an increase of 0.5% month-over-month from October of 2024. Our monthly energy management revenue was about $0.33 million for November of 2024 and our monthly digital assets mining revenue was about $0.40 million for November of 2024.

THE OFFERING

Common stock offered by us pursuant to this prospectus	Shares of our common stock having an aggregate offering price of up to $12,000,000.

Common stock to be outstanding after this offering	Up to 27,798,523 shares, assuming the sale of 9,090,909 shares at a sales price of $1.32 per share, which was the closing price on the Nasdaq Capital Market on December 6, 2024. The actual number of shares issued and outstanding will vary depending on the price at which shares may be sold from time to time during this offering.

Manner of offering	“At the market offering” made from time to time through or to the Agents. See the section entitled “Plan of Distribution” on page S-21 of this prospectus supplement.

Use of proceeds	We intend to use a portion of the net proceeds for general corporate purposes, including operating expenses, and the remaining proceeds will be used to invest in our digital infrastructure platform. See the section entitled “Use of Proceeds” on page S-19 of this prospectus.

Risk factors	See “Risk Factors” beginning on page S-7 of this prospectus supplement and the other information included in, or incorporated by reference into, our prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	MIGI

The number of shares of our common stock to be outstanding immediately after this offering is based on 18,707,614 shares of common stock outstanding as of December 6, 2024, and excludes, as of such date, the following:

●	3,500,417 shares of common stock issuable upon the exercise of stock options, at a weighted average exercise price of $1.07 per share;

●	4,904,016 shares of common stock issuable upon the exercise of warrants, at a weighted average exercise price of $11.07 per share; and

●	14,335,305 shares of common stock reserved for issuance under our equity incentive plans.

RISK FACTORS

Investment in our common stock involves risks. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on April 1, 2024, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Associated with the Chapter 11 Involuntary Petition filed against us

Certain of our creditors have filed an Involuntary Petition seeking entry of an order for relief, which if entered over our expected opposition, would impose on us a Chapter 11 reorganization proceeding under the U. S. Bankruptcy Code. Such proceeding could lead to a reorganization or a liquidation which would raise substantial doubt about our ability to continue as a going concern.

On December 4, 2024, certain of our creditors filed an Involuntary Petition against us seeking an order for relief by the Delaware Bankruptcy Court placing us in Chapter 11 reorganization under the U.S. Bankruptcy Code. No such order for relief with regard to the Involuntary Petition has been entered by the Bankruptcy Court, and the company intends to vigorously oppose any such relief. However, if such relief is eventually ordered, such an event could raise substantial doubt about our ability to continue as a going concern and could affect our assets, business, operations, earnings, properties, condition (financial and otherwise), prospects, stockholders’ equity and results of operations.

As with any judicial proceeding, there are risks with an involuntary Chapter 11 proceeding, including uncertainty, cost and unavoidable delay. Further, should the Delaware Bankruptcy Court enter an order for relief in connection with the Involuntary Petition, there would be additional associated risks operating under an involuntary Chapter 11 reorganization. Throughout the course of an involuntary Chapter 11 proceeding, the effects of an involuntary Chapter 11 proceeding, including increased legal and other professional costs, on the Company’s liquidity (including the availability of operating capital during the pendency of an involuntary Chapter 11 proceeding), results of operations or business prospects; the effects of an involuntary Chapter 11 proceeding on the interests of various constituents and financial stakeholders; the length of time that the Company could operate under Chapter 11 protection and the continued availability of operating capital during the pendency of an involuntary Chapter 11 proceeding; objections to the Company’s restructuring process, or other pleadings filed that could protract an involuntary Chapter 11 proceeding; risks associated with third-party motions in an involuntary Chapter 11 proceeding; Bankruptcy Court rulings in an involuntary Chapter 11 proceeding and the outcome of an involuntary Chapter 11 proceeding in general; the Company’s ability to comply with the restrictions imposed by the terms and conditions of a plan of reorganization; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of an involuntary Chapter 11 proceeding; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; finalization of the Company’s annual and quarterly financial statements (including finalization of the Company’s impairment tests), completion of standard annual and quarterly-close processes; risks relating to the delisting of the Company’s common stock from Nasdaq and future quotation of the Company’s common stock; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures, and the potential for additional material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses, all pose added risks and uncertainties.

These risks and uncertainties could affect our business and operations in various ways. For example, negative events or publicity associated with an involuntary Chapter 11 proceeding could adversely affect our relationships with our suppliers, customers and employees. In particular, critical vendors, suppliers, and/or customers may determine not to do business with us due to the involuntary Chapter 11 proceeding and we may not be successful in securing alternative sources of financing. Also, transactions outside the ordinary course of business are subject to the prior approval of the Bankruptcy Court, which may limit our ability to respond timely to certain events or take advantage of opportunities that might otherwise exist outside of Chapter 11. Additionally, uncertainty with respect to intercompany transactions may negatively impact our captive insurance companies’ ability to meet insurance regulatory requirements. There may be objections from certain stakeholders, including objections from the holders of unsecured claims as well as other risks associated with any business reorganizing under Chapter 11 to our business activities or any plan of reorganization developed as part of the Chapter 11 reorganization. Because of the risks and uncertainties associated with an involuntary Chapter 11, we cannot predict or quantify the ultimate impact that events occurring during the Chapter 11 process may have on our business, financial condition and results of operations, and there is no certainty as to our ability to successfully emerge from any such proceeding as a going concern.

A prolonged continuation of the Chapter 11 proceeding could impact the value of our assets and our business.

Furthermore, if an order for relief is entered (or ultimately consented to) and the company is operating in Chapter 11, we could be required to incur substantial additional costs for professional fees and other expenses associated with the administration of the Chapter 11 proceedings.

Finally, we again note that notwithstanding the filing of the Involuntary Petition, we continue to operate in the ordinary course of business as authorized pursuant to 11 U.S.C. § 303(f), and no trustee, interim trustee or examiner has been appointed in connection with the pending Involuntary Petition. Pursuant to 11 U.S.C. § 303(g), at any time before the entry of an order for relief with respect to the Involuntary Petition, on request of the petitioning creditors or any other party in interest to the Delaware Bankruptcy Case, following notice to the debtor and a hearing, and if necessary to preserve the property of the debtor’s estate or to prevent loss to the debtor’s estate, the Delaware Bankruptcy Court may order the United States trustee to appoint an interim trustee to take possession of the property of the debtor’s estate and to operate the business of the debtor. The company would have the right to oppose any such interim trustee request, and even if an interim trustee were to be appointed pending the determination on the Involuntary Petition, the debtor may regain possession of its assets or property by posting a sufficient bond as may be required by the Delaware Bankruptcy Court.

We are in the process of opposing the Involuntary Petition for Chapter 11 reorganization under the U.S. Bankruptcy Code, which may cause our common stock to decrease in value or may render our common stock worthless.

Since the Involuntary Petition under Chapter 11 of the Bankruptcy Code in the Delaware Bankruptcy Court was filed against us, the price of our common stock has been volatile and the common stock price may continue to decrease in value and/or become worthless. Accordingly, any trading in our common stock during the pendency of the determination of the Involuntary Petition is highly speculative and poses substantial risks to purchasers of our common stock. If this volatility continues or the value of our stock falls below one dollar per share, we may be subject to having our common stock delisted under Nasdaq rules. Delisting our common stock may adversely impact our liquidity, impair our stockholders’ ability to buy and sell our common stock, impair our ability to raise capital, and the market price of our common stock could decrease. Should the Delaware Bankruptcy Court enter an order for relief placing us in Chapter 11, recoveries for holders of common stock, if any, may depend upon our ability to negotiate and confirm a Chapter 11 plan of reorganization or liquidation, the terms of such plan, the value of our assets, the recovery of our business from any adverse effects of these proceedings or other adverse industry conditions, if any, which may arise. Although we cannot predict how our common stock will ultimately be treated if the Involuntary Petition is not dismissed by the Delaware Bankruptcy Court, we expect that common stockholders may not receive any recovery through a Chapter 11 plan (if any) unless the holders of more senior claims and interests, such as secured and unsecured indebtedness, are paid in full. Our stockholders’ equity could decrease as we use cash on hand to support our operations in bankruptcy. Consequently, should the Involuntary Petition not be dismissed, there is a significant risk that the holders of our common stock would receive no recovery and that our common stock could be worthless.

As a result of the filing of an Involuntary Petition by petitioning creditors, we are subject to the risks and uncertainties associated with reorganization under an involuntary Chapter 11 and operating under Chapter 11 may restrict our ability to pursue strategic and operational initiatives.

If we are unsuccessful in dismissing the Involuntary Petition filed against us, for the duration of the Chapter 11, our operations and our ability to execute our business strategy could be subject to the risks and uncertainties associated with bankruptcy. These risks include:

●	our ability to obtain Bankruptcy Court approval with respect to motions filed in the Chapter 11 case from time to time;

●	our ability to comply with and operate under the requirements and constraints of the Bankruptcy Code and under any cash management, cash collateral, adequate protection, or other orders entered by the Delaware Bankruptcy Court from time to time;

●	our ability to engage in intercompany transactions and to fund operations from cash on hand or from financings and, in the event of such financings, our ability to comply with the terms of such financings;

●	our ability to locate, obtain and close bankruptcy DIP financing;

●	our ability to negotiate and consummate a Chapter 11 plan;

●	our ability to develop, fund, and execute our business plan; and

●	our ability to continue as a going concern.

We may not be able to raise additional capital to meet our liquidity needs, which could have a material adverse impact on the Company.

Outside of revenue generated by our ongoing operations, the Company’s primary sources of capital to fund ongoing operations and other capital needs includes corporate financing as well as the sale of equity through such mechanisms as the At The Market (ATM) process. The ability to engage in these activities may be limited, if available at all, in light of the Involuntary Petition and related court process in connection therewith.

In the event that cash on hand, cash flow from operations are not sufficient to meet these liquidity needs, the Company may be required to seek additional financing or sale of equity or debt financing, and can provide no assurance that additional financing or equity sales or debt financing may be available or, if available, offered on acceptable terms.

Defense of and responding to the pending Involuntary Petition has consumed and may continue to consume a substantial portion of the time and attention of our management, which may have an adverse effect on our business and results of operations, and we may face increased levels of employee attrition.

While the determination as to whether the Involuntary Petition satisfies the requirements of the Bankruptcy Code for entry of an order for relief continues, our management may be required to spend a significant amount of time and effort focusing on this Involuntary Bankruptcy Case. This diversion of attention may materially adversely affect the conduct of our business, and, as a result, our financial condition and results of operations, particularly if our opposition to the entry of any order for relief with regard to the Involuntary Petition is protracted. During these proceedings (and any related Chapter 11 or Chapter 7 bankruptcy proceeding), our employees may face considerable distraction and uncertainty, and we may experience increased levels of employee attrition. A loss of key personnel or material erosion of employee morale could have a materially adverse effect on our ability to meet customer expectations, thereby adversely affecting our business and results of operations. The failure to retain or attract members of our management team and other key personnel could impair our ability to execute our strategy and implement operational initiatives, thereby having a material adverse effect on our financial condition and results of operations.

If an order for relief is entered with regard to the Involuntary Petition and we are forced to operate in Chapter 11 and are unable to negotiate and confirm a Chapter 11 plan of reorganization, we could be required to liquidate under Chapter 7 (“Chapter 7”) of the Bankruptcy Code in which case our common stock could be worthless.

We are not yet ordered into Chapter 11 by the Bankruptcy Court in response to the Involuntary Petition, but if an order for relief is entered and we are so ordered, we may need or attempt to develop a plan of reorganization . If we are unable to negotiate a plan of reorganization that results in our remaining a going concern, upon a showing of cause, the Bankruptcy Court may dismiss or convert the Chapter 11 proceedings to proceedings under Chapter 7 of the Bankruptcy Code. In the event of conversion of the proceedings to Chapter 7, a Chapter 7 trustee could be appointed or elected to liquidate our assets for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. Holders of our common stock would most likely lose their entire investment in a Chapter 7 bankruptcy, as most Chapter 7 bankruptcy proceedings render shares of a debtor’s common stock worthless..

If we are unsuccessful in dismissing the Involuntary Petition filed against us and we are ordered into an involuntary Chapter 11, we may be subject to claims that may not be discharged in the involuntary Chapter 11, which could have a material adverse effect on our financial condition and results of operations.

The Bankruptcy Code provides that the confirmation of a Chapter 11 plan of reorganization discharges a debtor from substantially all debts arising prior to confirmation. With few exceptions, all claims that arose prior to confirmation of the plan of reorganization (i) may be subject to compromise and/or treatment under the plan of reorganization and (ii) may be discharged in accordance with the Bankruptcy Code and the terms of the plan of reorganization. Any claims not ultimately discharged through a Chapter 11 plan of reorganization could be asserted against us and may have an adverse effect on our financial condition and results of operations on a post-reorganization basis.

Operating in bankruptcy for a long period of time may harm our business.

If we are unsuccessful in dismissing the Involuntary Petition filed against us and are ordered into an involuntary Chapter 11, we may be subject to a long period of operations in the Chapter 11 which may have a material adverse effect on our business, financial condition, results of operations, and liquidity. So long as the Chapter 11 continues, senior management may be required to spend a significant amount of time and effort dealing with the reorganization instead of focusing exclusively on business operations. A prolonged period of operating under Bankruptcy Court protection also may make it more difficult to retain management and other key personnel necessary to the success of our business. In addition, the longer the Chapter 11 continues, the more likely it is that customers and suppliers may lose confidence in our ability to reorganize our business successfully and may seek to establish alternative commercial relationships.

So long as the Chapter 11 case continues, we may be required to incur substantial costs for professional fees and other expenses associated with the administration of the Chapter 11, including potentially the cost of litigation. In general, litigation can be expensive and time consuming to bring or defend against. Such litigation may result in settlements or damages that may significantly affect our financial results. It is also possible that certain parties may commence litigation with respect to the treatment of their claims under a plan. It is not possible to predict the potential litigation that we may become a party to, nor the final resolution of such litigation. The impact of any such litigation on our business and financial stability, however, may be material.

Should the Chapter 11, assuming an order for relief is entered, be protracted, we may also need to seek new financing to fund operations. If we are unable to obtain such financing on favorable terms or at all, the chances of confirming a Chapter 11 plan may be seriously jeopardized and the likelihood that we may instead be required to liquidate our assets could increase.

The price of our common stock has and may continue to fluctuate significantly, which could negatively affect us and holders of our common stock.

The market price of our common stock has and may continue to fluctuate significantly as a result of many factors, including the pending Involuntary Petition. Our results may also fluctuate due to factors such as the following:

●	investors’ perceptions of our equity value in light of the pending, unresolved Involuntary Petition;

●	investors’ perceptions of us and/or the industry’s risk and return characteristics relative to other investment alternatives;

●	investors’ perceptions of the prospects of the market in which we operate;

●	differences between actual financial and operating results and those expected by investors and analysts;

●	changes in analyst reports, recommendations or earnings estimates regarding us, other comparable companies or the industry generally, and our ability to meet those estimates;

●	actual or anticipated fluctuations in quarterly financial and operating results;

●	volatility in the equity securities market;

●	sales, or anticipated sales, of large blocks of our common stock; and

●	other factors described under “Forward-Looking Statements” in this prospectus supplement.

The Delaware Bankruptcy Court could enter an order imposing trading restrictions with respect to our common stock.

If the Delaware Bankruptcy Court enters an order for relief with regard to the Involuntary Petition, the debtor may seek entry of an order that, among other things, imposes trading restrictions on some or all of our holders of our common stock. Restrictions such as these are often entered in order to preserve the value of certain assets, including things like tax attributes, including net operating losses and carryforwards.

The filing of the Involuntary Petition may adversely impact our U.S. subsidiary businesses and affiliates, which may themselves become subject to Chapter 11 or other insolvency proceedings.

We have significant subsidiary businesses and affiliates. The filing of the Involuntary Petition and the possibility that, despite our anticipated objections to the entry of any order for relief, such petition leads to us being placed into Chapter 11, may result in negative consequences to our subsidiaries’ and affiliates’ business operations and possibly force them into the Chapter 11 proceedings or other insolvency proceedings.

An impairment of our goodwill and other indefinite-lived intangible assets could have a material impact to our results of operations.

As a result of the stigma to our reputation and material effect on our business operations and vendor and customer relations, our goodwill and indefinite-lived intangible assets may become impaired leading to a loss of value to our stock price as well as a significant decline in revenues and cash flow.

The filing of the Involuntary Petition potentially places us in material breach of certain contracts and debt obligations of the Company.

The filing of the Involuntary Petition may constitute defaults, termination events and/or amortization events with respect to certain of the Company’s existing leases, contracts, and debt obligations.

The Company may need to seek waivers or other remedies under law related to the filing of the Involuntary Petition under its leases and contracts which may automatically deem such petition filed against the Company a default upon the filing of such bankruptcy petition, but it may not be successful in doing so. Such an inability to obtain waivers could cause such leases and contracts to terminate, imposing material and adverse effect on our operations, financial condition, business, and reputation.

The filing of the Involuntary Petition seeking relief under Chapter 11 of the U. S. Bankruptcy code could adversely affect our business and relationships.

It is possible that the filing of the Involuntary Petition or ultimately being placed in Chapter 11 could adversely affect our business and relationships with vendors, suppliers, service providers, customers, employees and other third parties. Due to uncertainties, many risks exist, including the following:

●	key suppliers could terminate their relationship or require financial assurances or enhanced performance;

●	the ability to renew existing contracts and compete for new business may be adversely affected;

●	the ability to attract, motivate and/or retain key executives and employees may be adversely affected;

●	employees may be distracted from performance of their duties or more easily attracted to other employment opportunities; and

●	competitors may take business away from us, and our ability to attract and retain customers may be negatively impacted.

The occurrence of one or more of these events could have a material and adverse effect on our results of operations, financial condition, business and reputation. We cannot assure you that being the subject of an Involuntary Petition for relief may not adversely affect our future operations, financial condition, and business.

The filing of the Involuntary Petition for relief under Chapter 11 of the U. S. Bankruptcy code could materially and adversely affect our public stockholders.

Holders of our secured debt would have priority over unsecured creditors, and unsecured creditors would have priority over holders of our common stock, in the event of any bankruptcy, liquidation or any similar proceeding under the Bankruptcy Code.

If the Involuntary Petition filed against us is not dismissed, the claims of creditors in such a bankruptcy proceeding may have priority over the claims of our stockholders and the per-share amount that may otherwise be received by our stockholders in connection with bankruptcy, liquidation or any similar proceeding may be reduced or eliminated. For the avoidance of doubt, there is a risk that the holders of our common stock will receive no recovery under any Chapter 11 cases, and that our common stock will be worthless.

Risk Factors Involving Winding Up Proceedings Under Australian Law

One of our Australian creditors has filed a petition seeking to wind up the Company under Australian law before the Federal Court in New South Wales, Australia, which if successful raises substantial doubt about our ability to continue as a going concern.

On or about October 3, 2024, certain of our Australian creditors filed an application for winding up order against us in the matter entitled “In re Mawson Infrastructure Group, Inc.” Action No. NSD1395/2024, in the Federal Court of new South Wales in Sydney, Australia, seeking a determination of insolvency and order of liquidation against us under Australian law before the Federal Court in New South Wales, Australia. The applicants who filed this Australian application are the same parties who filed the above referenced involuntary Chapter 11 proceedings against the Company for the same remedy and for the same alleged debts. We have responded to the application, opposing any such determination. We have not been ordered to wind up by the Australian Court as there must be a trial before such a determination, but if so ordered, such an event could raise substantial doubt about our ability to continue as a going concern. As with any judicial proceeding, there are risks with an Australian winding up application, including uncertainty, cost, and unavoidable delay.

These risks and uncertainties could affect our business and operations in various ways. For example, negative events or publicity associated with Australian winding up application proceedings could adversely affect our relationships with our suppliers, customers and employees. In particular, critical vendors, suppliers, and/or customers may determine not to do business with us due to Australian winding up application proceedings and we may not be successful in securing alternative sources. Because of the risks and uncertainties associated with this Australian winding up application, we cannot predict or quantify the ultimate impact that events occurring during the Australian winding up application process may have on our business, financial condition and results of operations, and there is no certainty as to our ability to continue as a going concern.

A prolonged continuation of the Australian winding up application proceedings could impact the value of our assets and our business. Furthermore, so long as the Australian winding up application proceedings continue, we could be required to incur substantial costs for professional fees and other expenses associated with the administration of the Australian winding up application proceedings.

However, if we are unsuccessful under Australian law to defend ourselves against this application, an order of winding up in Australia would not pose immediate risk to the Company as the Company has no assets in Australia, nor does it have employees, revenue, or even ongoing business in Australia. To make any Australian order of winding up enforceable against the assets of the Company, an Australian liquidator would have to file appropriate legal proceedings in the US to have such a determination recognized and enforced. The effect of such recognition is unclear as the US courts do not have to accept the determination of insolvency of the Company by a foreign court. Any proceeding brought in the US would likely afford the Company the opportunity to raise affirmative defenses against such a foreign determination under US law which were not available to the Company in the Australian Court system. These defenses may include a more robust procedural and evidentiary system, including the possible availability to discovery and due process which was not available to the Company in Australia to develop its defenses. Further, the Company may be able to raise affirmative defenses to the insolvency claims of the petitioner including rights of offset, counterclaims for damages, lack of due process, fraud, bad faith, and proof that the Company, as a US company, is not insolvent under applicable US law.

We are in the process of opposing the Australian winding up application; however, if we are placed into Australian winding up and are unable to negotiate and confirm an Australian winding up application plan of reorganization, we could be required to file for protection under Chapter 11 (“Chapter 11”) or Chapter 7 (“Chapter 7”) of the U.S. Bankruptcy Code, in which case our common stock could be materially devalued or even made worthless.

We are not yet ordered into Australian winding up application by the Australian Court, but if so ordered, the Australian appointed liquidators would be required to make the insolvency determination executory in the United States. This would entail filing an involuntary bankruptcy petition under US Law against the Company. Upon a showing of cause, a Bankruptcy Court may convert the Australian winding up application to Chapter 7 or a Chapter 11. The risk factors associated with a Chapter 11 are as set forth above. In such event as a Chapter 7, a Chapter 7 trustee could be appointed or elected to liquidate our assets for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. Holders of our common stock could lose their entire investment in a Chapter 7 bankruptcy.

If we are unsuccessful in dismissing the Australian winding up application proceedings filed against us and such a determination was made enforceable in the US against the Company and its assets, our operations and our ability to execute our business strategy could be subject to the risks and uncertainties as would be associated with proceedings of a US Chapter 11 or 7 bankruptcy. In such event, the imposition of a Chapter 11 proceeding would entail the same risks as set forth above. If forced into a Chapter 7, a Chapter 7 trustee would be appointed or elected to liquidate our assets for distribution in accordance with the priorities established by the Bankruptcy Code, or otherwise disposed of in a distressed fashion over a short period of time rather than in a controlled manner and as a going concern as with a Chapter 11.

Defense to the presently filed Australian winding up application has consumed and may continue to consume a substantial portion of the time and attention of our management, which may have an adverse effect on our business and results of operations, and we may face increased levels of employee attrition.

While the determination of the validity of the petition for Australian winding up application continues, our management may be required to spend a significant amount of time and effort focusing on the case. This diversion of attention may materially adversely affect the conduct of our business, and, as a result, our financial condition and results of operations, particularly if the Australian winding up application proceeding is protracted. During these proceedings, our employees may face considerable distraction and uncertainty, and we may experience increased levels of employee attrition. A loss of key personnel or material erosion of employee morale could have a materially adverse effect on our ability to meet customer expectations, thereby adversely affecting our business and results of operations. The failure to retain or attract members of our management team and other key personnel could impair our ability to execute our strategy and implement operational initiatives, thereby having a material adverse effect on our financial condition and results of operations.

Additional risk factors associated with these proceedings are similar to those outlined above regarding the involuntary Chapter 11 petition.

Additional risk factors associated with these proceedings are similar to those outlined above regarding the involuntary Chapter 11 petition, including but not limited to:

●	The filing of the Australian winding up application in the Australian Court system may cause our common stock to decrease in value or may render our common stock worthless.

●	Operating during the pendency of the Australian winding up application process for a long period of time may harm our business.

●	The filing of the Australian winding up application may adversely impact our U.S. subsidiary businesses and affiliates, which may themselves become subject to Australian winding up application or other insolvency proceedings.

●	An impairment of our goodwill and other indefinite-lived intangible assets could have a material impact to our results of operations.

●	The filing of the involuntary petition for Australian winding up application potentially places us in material breach of certain contracts and debt obligations of the Company.

●	The filing of the involuntary petition for relief under Australian winding up application of the U. S. Bankruptcy code could adversely affect our business and relationships.

●	The filing of the involuntary petition for relief under Australian winding up application of the U. S. Bankruptcy code could materially and adversely affect our public stockholders.

Other Updated Risks

We have strategically expanded into the Artificial Intelligence (“AI”) and High-Performance Computing (“HPC”) markets which are undergoing a rapid evolution and expansion, which if these markets slow or new technologies or new regulatory or compliance rules associated with data and cybersecurity  are introduced, could impact our long-term growth expectations and market opportunities.

While we do not run AI and HPC workloads for our own purposes, we offer infrastructure for potential customers. As such, we may be indirectly exposed to risks in the AI and HPC space, including regulatory uncertainty or compliance with privacy laws. AI companies must address compliance with data protection regulations, such as the EU’s General Data Protection Regulation (GDPR) and the California Consumer Privacy Act (CCPA), as these laws significantly impact AI applications that process personal data and will require us to become more familiar with and compliant with these laws and regulations, which may increase our costs and risks involved with non-compliance. Further, many jurisdictions have not yet established comprehensive AI regulations, which also creates uncertainty that can impact future development, deployment, and compliance costs in this market.

Our expansion into AI and HPC increases our risk on technology and data dependencies, including the risk of dependency on vast datasets for training AI models and the risk of obtaining quality data which could become more difficult due to legal restrictions or competitive factors. If the cost of training AI models increases, the AI market could stagnate and the participants in the market could decline, leading to us having fewer potential customers or customers how are willing to spend less on our infrastructure due to their other costs.

Cybersecurity of AI systems, like all other IT systems, are vulnerable to cyber-attacks, data breaches, intellectual property theft, and malicious manipulation of AI models. Intellectual property is also ripe for disputes over algorithms AI models, and proprietary datasets. Legal challenges or patent disputes could negatively impact AI companies’ operations. Any or all of these could affect consumer adoption and AI companies’ images and reputations and slow the over adoption and growth of AI and HPC technologies and could impact us.

We may not fully realize the anticipated benefits from our restructuring efforts.

In regard to our realigned strategy and exploration of strategic alternatives, we may not achieve the expected benefits of such activities. Our ability to achieve the anticipated cost savings and other benefits from our restructuring, or other efforts within expected time frames is subject to many estimates and assumptions, and may vary materially based on factors such as market conditions and the effect of our efforts on our work force. These estimates and assumptions are subject to significant economic, competitive and other uncertainties, some of which are beyond our control. There can be no assurance that we will fully realize the anticipated positive impacts to our operations, liquidity or future financial results from our current or future efforts. If our estimates and assumptions are incorrect or if other unforeseen events occur, we may not achieve the cost savings expected from such strategic alternative efforts, and our business and results of operations could be adversely affected.

We have significant obligations under payables and debt obligations and other contracts. Our ability to operate as a going concern are contingent upon successfully obtaining additional financing and/or renegotiating terms of selected existing indebtedness in the near future. Failure to do so could adversely affect our ability to continue or successfully grow our operations.

As of September 30, 2024, we had total current liabilities of $59,192,265 and we only had current assets of $23,099,827. These current liabilities include $21,365,342 of debt that is either owed immediately or in dispute as to whether it is owed immediately. These circumstances raise substantial doubt about our ability to continue as a going concern.

If capital is not available or we are not able to agree on reasonable terms with our lenders or creditors, we may then need to scale back or postpone our organic growth plans, reduce expenses, and/or curtail future acquisition plans to manage our liquidity and capital resources. From time to time, we receive claims for significant monetary damages, penalties, or seeking additional securities. Such claims, if material, and if accurate, can place significant pressure on our financials, cashflow, operations and place a strain on management’s time and focus, each of which could result in a material adverse event in relation to our operations and future prospects.

We have several notes in default which can subject collateral to seizure and otherwise impact our ability to use the collateral in our operations as well as affect our ability to raise capital. Additional capital may not be available to us, or even if it is, the cost of such capital may be high or even uncommercial. We may be forced to obtain additional capital when our stock price or trading volume or both are low, or when the general market for cryptocurrency companies is weak. Raising capital under any of these or similar scenarios, if we can raise any at all, may lead to significant dilution to our existing stockholders. We may be forced to sell assets to raise capital, and we may not be able to realize the full value of those assets at the time of sale.

We are subject to ongoing material litigation (including with our lenders and counter-parties counterparties. We may be subject to additional litigation, investigations, or enforcement actions by regulators and governmental authorities that are expensive to support, and if resolved adversely, could harm our business, revenue, and financial results.

We have been the subject to certain claims, legal proceedings and may be subject in the future to claims, legal proceedings, government investigations or enforcement actions, including in the ordinary course of business. Some Agreements we have entered into include indemnification provisions which can subject us to costs and damages in the event of a claim against an indemnified third party. Regardless of the merit of particular claims, defending against litigation or responding to government investigations can be expensive, time-consuming, disruptive to operations and distracting to management. See also Note 1 to our interim consolidated financial statements as of and for the nine months ended September 30, 2024 included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and incorporated by reference herein and the section titled “Part II—Item 1. Legal Proceedings” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and incorporated by reference herein.

The results of our ongoing litigation and other legal proceedings are inherently uncertain, and adverse judgments or settlements in some or all of these legal disputes may result in materially adverse monetary damages, fines, penalties or injunctive relief against us. Any claims or litigation, even if fully indemnified or insured, could damage our reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future.

Risks Associated with this Offering

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use to use a portion of the net proceeds to invest in our digital infrastructure platform and the remaining proceeds will be used for general corporate purposes, including operating expenses. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our new business initiatives.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities, including securities that are exercisable for or convertible into common stock. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Lead Agent at any time throughout the term of the sales agreement. The number of shares that are sold by the Lead Agent after we deliver a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Lead Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued. In addition, dependent upon our per share stock price, we may not have a sufficient number of authorized shares to sell up to the maximum dollar amount under the sales agreement. If this were to occur, may be faced with limited options to finance certain operations, to pay debt or expand operations or acquire entities in roll-up transactions involving our equity.

Sales of a substantial number of our shares of common stock in the public market could cause our stock price to fall.

We may issue and sell additional shares of common stock in the public markets, including during this offering. As a result, a substantial number of shares of our common stock may be sold in the public market. Sales of a substantial number of shares of our common stock in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

An active trading market for our common stock may not be sustained.

Although our common stock is listed on The Nasdaq Capital Market, the market for our common stock has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our common stock may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

The exercise of our outstanding options, warrants and settlement of our outstanding restricted stock units will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options, warrants and the settlement of our outstanding restricted stock units may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options, warrants and the settlement of our outstanding restricted stock units or any future issuance of additional shares of common stock or other equity securities, including but not limited to options, warrants, restricted stock units or other derivative securities convertible into our common stock, may result in significant dilution to our stockholders and may decrease our stock price.

Our stock price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

Our common stock currently trades on The Nasdaq Capital Market. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our common stock may not necessarily be a reliable indicator of our fair market value. The price at which our common stock trades may fluctuate as a result of a number of factors , including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never paid or declared any cash dividends on our common stock. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, only appreciation of the price of our common stock will provide a return to our stockholders.

Our failure to maintain compliance with the Nasdaq Stock Market’s continued listing requirements could result in the delisting of our common stock.

Our common stock is currently listed on The Nasdaq Capital Market. In order to maintain this listing, we must satisfy minimum financial and other requirements. If our common stock is delisted from Nasdaq, the delisting could: substantially decrease trading in our common stock; adversely affect the market liquidity of our common stock as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws; adversely affect our ability to issue additional securities or obtain additional financing in the future on acceptable terms, if at all; result in the potential loss of confidence by investors, suppliers, partners and employees and fewer business development opportunities; and result in limited analyst interest. Additionally, the market price of our common stock may decline further, and shareholders may lose some or all of their investment.

Changes in our business strategy or restructuring of our businesses may increase our costs or otherwise affect our businesses.

We continually review our operations with a view toward reducing our cost structure, including, but not limited to, reducing our labor cost-to-revenue ratio, improving process and system efficiencies and increasing our revenues and operating margins. Despite these efforts, we have needed and may continue to need to adjust our business strategies to meet these changes, or we may otherwise find it necessary to restructure our operations or particular businesses or assets. When these changes or events occur, we may incur costs to change our business strategy and may need to write down the value of assets or sell certain assets. Additionally, any of these events could result in disruptions or adversely impact our relationships with our workforce, suppliers and customers. In any of these events our costs may increase, and we may have significant charges or losses associated with the write-down or divestiture of assets and our business may be materially and adversely affected.

You will experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 9,090,909 shares of our common stock are sold at a price of $1.32 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on December 6, 2024, for aggregate gross proceeds of $12,000,000, you will experience immediate dilution of $0.96 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2024 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants into common stock will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $12,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the net proceeds from the sale of the shares of common stock that we are offering may be up to approximately $11,545,000, after deducting the Agents’ commission and estimated offering expenses payable by us.

We intend to use to use a portion of the net proceeds for general corporate purposes, including operating expenses, and the remaining proceeds will be used to invest in our digital infrastructure platform.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings and do not expect to declare or pay any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of September 30, 2024, was approximately ($1,556,340), or approximately ($0.08) per share of common stock based upon 18,707,614 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of September 30, 2024.

After giving effect to the sale of our common stock in the aggregate amount of $12,000,000 at an assumed offering price of $1.32 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on December 6, 2024, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of September 30, 2024 would have been $9,988,660, or $0.36 per share of common stock. This represents an immediate increase in net tangible book value of $0.44 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.96 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis:

Assumed Offering price per share	$1.32
Net tangible book value per share as of September 30, 2024	$(0.08)
Increase in net tangible book value per share attributable to the offering	$0.44
As-adjusted net tangible book value per share after giving effect to the offering	$0.36
Dilution in net tangible book value per share to new investors	$0.96

Each $1.00 increase (decrease) in the public offering price, would increase (decrease) pro forma as adjusted net tangible book value per share to new investors by $0.32, and would increase (decrease) dilution per share to new investors in this offering by $0.68, assuming that the number of shares offered by us remains the same as used for our assumptions herein, at 9,090,909, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 100,000 in the number of shares of common stock offered by us would increase (decrease) our pro forma as adjusted net tangible book value by less than $0.01 per share and increase (decrease) the dilution to new investors by less than $0.01 per share, assuming the public offering price remains the same as used for our assumptions herein at $1.32 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The number of shares of our common stock to be outstanding immediately after this offering is based on 18,707,614 shares of our common stock outstanding as of September 30, 2024. The number of shares outstanding as of September 30, 2024 excludes, as of such date, the following:

●	3,500,417 shares of common stock issuable upon the exercise of stock options, at a weighted average exercise price of $1.07 per share;

●	4,904,016 shares of common stock issuable upon the exercise of warrants, at a weighted average exercise price of $11.07 per share; and

●	14,335,305 shares of common stock reserved for issuance under our equity incentive plans.

The foregoing table does not give effect to the exercise of any outstanding options or warrants. To the extent options and warrants are exercised, there may be further dilution to new investors.

The table above assumes for illustrative purposes that an aggregate of 9,090,909 shares of our common stock are sold at a price of $1.32 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on December 6, 2024, for aggregate gross proceeds of $12,000,000. The shares, if any, sold in this offering will be sold from time to time at various prices.

PLAN OF DISTRIBUTION

We have entered into the sales agreement with the Agents under which we may issue and sell common stock from time to time in an amount up to $12,000,000 through or to the Lead Agent, acting as agent or principal. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time that we wish to issue and sell our common stock under the sales agreement, we will provide the Lead Agent with a placement notice describing the amount of common stock to be sold, the time period during which sales are requested to be made, any limitation on the amount of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, the Lead Agent, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell our common stock under the terms and subject to the conditions of the placement notice and the sales agreement. We or the Lead Agent may suspend the offering of common stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Lead Agent may agree upon.

We will pay the Lead Agent commissions for its services in acting as our sales agent in the sale of our common stock pursuant to the sales agreement. The Lead Agent will be entitled to compensation at a fixed commission rate of 2.5% of the gross proceeds from the sale of our common stock on our behalf pursuant to the sales agreement. We have agreed to reimburse the Agents for their reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $75,000 in connection with entering into the sales agreement and for their reasonable and documented out-of-pocket expenses related to quarterly maintenance of the sales agreement (including but not limited to the reasonable and documented fees and expenses of its legal counsel) on a quarterly basis in an amount not to exceed $5,000.

We estimate that the total expenses for commencement of this offering, excluding compensation payable to the Lead Agent and certain expenses reimbursable to the Agents under the terms of the sales agreement, will be approximately $80,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and shares of our common stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

In connection with the sale of our common stock on our behalf, the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

The Agents and their affiliates may provide various investment banking, commercial banking and other financial services to us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, the Agents may actively trade our securities for their own accounts or for the accounts of customers, and, accordingly, the Agents may at any time hold long or short positions in such securities. The Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. The Agents also will not engage in any transactions that stabilize our common stock.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all of our common stock subject to the sales agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving five days’ prior notice to the Agents. The Agents may terminate the sales agreement as to themselves under the circumstances specified in the sales agreement and in their sole discretion at any time by giving five days’ prior notice to us.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Agents, and the Agents may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed on by Sheppard, Mullin, Richter & Hampton LLP, San Diego, California. Lowenstein Sandler LLP, New York, New York, is counsel for the Agents in connection with this offering.

EXPERTS

The consolidated balance sheets of Mawson Infrastructure Group Inc. as of December 31, 2023 and December 31, 2022, and the related consolidated statements of operations stockholders’ equity, and cash flows for the years then ended have been audited by Wolf & Company, P.C., and LNP Audit and Assurance Pty Ltd, respectively, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may read and copy any such reports and amendments thereto at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Please call the SEC at 1-800-SEC-0330 for information on the Public Reference Room. Additionally, the SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at https://mawsoninc.com/. Information contained on or accessible through our website, does not constitute part of this prospectus supplement or the accompanying prospectus. Our stock is quoted on the Nasdaq Capital Market under the symbol “MIGI.”

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on April 1, 2024;

●	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2024, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2024, as filed with the SEC on May 15, 2024; our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, as filed with the SEC on August 19, 2024; our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, as filed with the SEC on November 14, 2024;

●	our Current Reports on Form 8-K filed with the SEC on January 16, 2024, February 16, 2024, February 23, 2024, March 8, 2024, March 19, 2024, March 27, 2024, March 29, 2024, April 1, 2024, April 15, 2024, April 18, 2024, April 30, 2024, May 10, 2024, May 20, 2024, June 14, 2024, June 18, 2024, June 21, 2024, June 25, 2024, July 3, 2024, July 17, 2024, July 18, 2024, August 9, 2024, August 12, 2024, August 22, 2024, August 27, 2024, September 9, 2024, September 10, 2024, September 11, 2024, September 16, 2024, October 17, 2024, October 28, 2024, November 14, 2024, November 20, 2024, December 4, 2024 and December 10, 2024 (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items); and

●	the description of our common stock contained in our registration statement on Form S-1, filed with the SEC on June 9, 2021 (File No. 333-256947), and all amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (412) 515-0896 or by writing to us at the following address:

Mawson Infrastructure Group Inc.

Chief Executive Officer

950 Railroad Ave., Midland, Pennsylvania 15059

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PROSPECTUS

MAWSON INFRASTRUCTURE GROUP INC.

Common Stock

Preferred Stock
Debt Securities

Warrants
Units

$500,000,000

We may offer and sell up to $500,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Common Stock is quoted on the NASDAQ Stock Market under the symbol “MIGI.” On April 6, 2022, the last reported sale price of our Common Stock on the NASDAQ Stock Market was $4.69 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 11, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $500,000,000 of securities as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectuses is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectuses may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us,” “Mawson” and the “Company” in this prospectus, we mean Mawson Infrastructure Group Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities. When we refer to “Mawson AU” in this prospectus, we mean Mawson Infrastructure Group Pty Ltd., an Australian company (formerly known as Cosmos Capital Limited), and the subsidiaries of Mawson AU, including Cosmos Trading Pty Ltd, Cosmos Infrastructure LLC, referred to as “Cosmos Infrastructure”, Cosmos Manager LLC, Cosmos Grid Tech Pty Ltd, Cosmos Asset Management Pty Ltd, referred to as “Cosmos Asset Management”, and Luna Squares LLC (formerly known as Innovative Property Management LLC), which collectively we refer to as the “Mawson Subsidiaries”.

Mawson Infrastructure Group Inc.®, the Mawson logo and other trademarks or service marks of Mawson appearing in this prospectus are the property of Mawson or its subsidiaries. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.mawsoninc.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (but excluding any information in such documents that has been furnished to, rather than filed with, the SEC):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 21, 2022;

●	our Definitive Proxy Statement on Schedule 14A and accompanying additional proxy materials filed with the SEC on April 8, 2022;

●	our Current Reports on Form 8-K filed with the SEC on March 1, 2022, and March 21, 2022; and

●	the description of our common stock contained in our registration statement on Form S-3, filed with the SEC on October 29, 2021 (File No. 333-260600), and all amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Mawson Infrastructure Group Inc.

Chief Executive Officer

Level 5, 97 Pacific Highway, North Sydney NSW Australia 2060

+61 02 8624 6130

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Overview

General

We are a ‘Digital Asset Infrastructure’ business, which owns and operates modular data centers (“MDCs”) currently based in the U.S. and Australia. Within the MDCs, we operate Application-Specific Integrated Circuit (“ASIC”) computers known as “Miners.” The Miners are focused on the process of digital mining, specifically for Bitcoin.

We conduct research and development into our MDCs that we are actively testing in several configurations and locations to determine the best configuration for both ASICs and alternate computing uses, including both for use in Graphics Processing Units (“GPU”) systems and traditional Central Processing Unit (“CPU”) based computing systems.

We provide our infrastructure to other cryptocurrency miners, along with maintenance services to operate other Miners equipment in our facilities.

We also have an interest in Cosmos Asset Management, an Australia based crypto investment manager that oversees a range of digital assets, including digital currency and indexed funds, to bring innovative exposures to investors. Cosmos Asset Management identifies and develops specialized public and private offerings and makes them accessible to institutional and retail investors. Cosmos Asset Management has one unlisted crypto related fund and one listed crypto related exchange traded fund on an Australian exchange (Cosmos Global Digital Miners Access ETF), and is seeking to list more in the future.

Recent Developments

On February 23, 2022, our subsidiary Luna Squares LLC (“Luna Squares”) entered into the Co-Location Agreement with Celsius Mining LLC (“Celsius Mining”), pursuant to which Luna Squares will provide a hosting facility, electrical power and internet access to Celsius Mining for the purposes of installing, maintaining and operating Celsius Mining’s ASIC machines (cryptocurrency mining equipment) for a monthly services fee based on power consumption, plus an infrastructure fee, plus a market margin. In addition, Celsius Mining loaned Luna Squares a principal amount of US$20,000,000 (“Principal”), for the purpose of funding the infrastructure required to meet the obligations of the Co-Location Agreement, for which Luna Squares issued a Secured Promissory Note (the “Promissory Note”) in the principal amount equal to the Principal. The Promissory Note accrues interest daily at rate of 12% per annum. Luna Squares is required to amortize the loan at a rate of 15% per quarter, with principal repayments starting in the third quarter following the closing. The Promissory Note has a maturity date of August 23, 2023. In the event Luna Squares receives cash proceeds from certain sales of assets, Luna Squares would be required to direct such cash proceeds to Celsius Mining, which will applied to the outstanding principal and interest under the Promissory Note. The Promissory Note includes customary events of default and remedies. In connection with the transaction, we issued to Celsius Mining, warrants to purchase up to 3,850,000 shares of our common stock at an exercise price of US$6.50 per share. The warrant may be exercised at any time after issuance and until the later to occur of the eighteen (18) month anniversary of issuance and the date on which the Promissory Note has been completely repaid.

On March 16, 2022, Luna Squares entered into a lease with respect to a property in the City of Sharon, Mercer County, Pennsylvania with Vertua Property, Inc, a subsidiary entity in which Vertua Ltd has a 100% ownership interest. James Manning, our CEO, a director and a significant shareholder is also a director of Vertua Ltd and has a material interest in the Sharon lease as a large shareholder of Vertua Ltd. The lease contains market standard legal terms, and will be for a term of 5 years, and Luna Squares LLC has 2 options to extend for 5 years each. The Audit Committee has compared the rent and terms to other arms’ length leases we have entered into and formed the view the rent is in line with the market for similar properties. Rent is subject to annual increases of CPI for the Northeast Region, or 4%, whichever is higher. The base rental amount in the first year is $0.24 million. Depending on power energization and usage, variable additional rent may be payable per annum, with per MW and fixed charges ranging from $500 to $10,000 per month, depending on power energized and whether it is available. Upon the recommendation from the Audit Committee, our directors other than James Manning were made aware of the material facts as to Mr. Manning’s interest in the lease and authorized us in good faith to enter the lease after determining the lease to be fair to us.

Corporate Information

We were incorporated in the State of Delaware on February 10, 2012, originally under the name Opthalix Inc. and changed our corporate name to Wize Pharma, Inc. on November 15, 2017. On March 17, 2021, we changed our corporate name to “Mawson Infrastructure Group Inc.” to reflect our acquisition of Mawson AU and the Mawson Subsidiaries on March 9, 2021, and on April 27, 2021, we changed our trading symbol to “MIGI”. Shares of our Common Stock have been listed on The Nasdaq Capital Market since September 29, 2021.

Our executive offices are located at Level 5, 97 Pacific Highway, North Sydney NSW, Australia 2060. Our telephone number is +61 8624 6130 and our internet address is www.mawsoninc.com. The information on, or that may be accessed from, our website is not a part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, all as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectuses before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Registration Statement on Form S-3 (this “Registration Statement”) contains forward-looking statements, about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies or prospects. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below.

This Registration Statement identifies important factors which could cause our actual results to differ materially from those indicated by the forward-looking statements, particularly those the risk factors incorporated by reference above. The risk factors incorporated by reference above are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	Our need and ability to raise additional capital, and the terms therefore;

●	competition and technological challenges we may face;

●	the slowing or stopping of the development or acceptance of digital asset systems;

●	changes to any digital asset network’s protocols and software;

●	any decrease in the incentive for Bitcoin mining;

●	growth challenges we may face;

●	the costs associated with digital asset mining, including electricity, equipment purchases, equipment maintenance and security;

●	security threats and malicious actors;

●	our ability to obtain and maintain adequate insurance;

●	we may become subject to existing or future government regulations which increase the cost of doing business, or which cause to cease some or all of our operations;

●	our exposure to fluctuations in the market value of digital assets, in particular Bitcoin, and the relative attractiveness of those digital assets to investors, speculators, and users payment network services over other solutions;

●	our reliance on third party manufacturers for Miners and other infrastructure and hardware;

●	risks relating to the supply chain disruptions due to pandemic (eg COVID-19), shortages (computer chips), and geo-political tensions (eg China trade bans, war in Ukraine);

●	climate change risks, including direct risks from storms and floods, but also the implementation of policies which may lead to higher energy costs;

●	political or economic crises motivating large-scale sales of digital assets;

●	regulatory risks, including local and global governments regulating, or even banning, Bitcoin or Bitcoin mining;

●	the impact of future stock sales on our stock price;

●	the potential lack of liquidity, or volatility, of our common stock and warrants;

●	the potential failure to maintain effective internal controls over financial reporting; and

●	competitive companies and technologies within our industry, and outside it (such as central bank digital currencies and quantum computing).

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date of this Registration Statement and are expressly qualified in their entirety by the cautionary statements included in this Registration Statement. In evaluating forward-looking statements, you should consider these risks and uncertainties.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK WE MAY OFFER

The following summary is a description of the material terms of our share capital. We encourage you to read our Certificate of Incorporation, as amended, and Amended and Restated By-laws which have been filed with the SEC.

The rights of our stockholders are be governed by Delaware law, Certificate of Incorporation and Bylaws, as amended. The following briefly summarizes the material terms of our Common Stock and Preferred Stock. We urge you to read the applicable provisions of the Delaware General Corporation Law (“DGCL”), our Certificate of Incorporation and our Bylaws.

Authorized Capital Stock

Under our Certificate of Incorporation, we are authorized to issue up to one hundred twenty million (120,000,000) shares of Common Stock, and one million (1,000,000) shares of Preferred Stock.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our Common Stock have no cumulative voting rights. Further, holders of our Common Stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our Common Stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of Preferred Stock. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors (the “Board”) out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

The holders of shares of our Common Stock that are entitled to cast at least 33&1/3; of the total votes entitled to be cast by the holders of all of our outstanding capital stock, present in person or by proxy, are necessary to constitute a quorum at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast, represented in person or by proxy, necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Preferred Stock

The Preferred Stock may be issued without stockholder approval, from time to time in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof, as determined by our Board. Our Certificate of Incorporation expressly authorizes (subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of our Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board) the increase or decrease (but not below the number of shares of such series then outstanding) of the number of shares of any series subsequent to the issuance of shares of that series by the affirmative vote of the holders of a majority of the Common Stock irrespective of the provisions of Section 242(b)(2) of the DGCL.

Our Board may authorize the issuance of Preferred Stock with voting or conversion rights that could harm the voting power or other rights of the holders of the Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and might harm the market price of our Common Stock and the voting and other rights of the holders of Common Stock.

Preferred stock may be issued from time to time, in one or more series, as authorized by the board of directors, without stockholder approval. The prospectus supplement relating to the preferred shares offered thereby will include specific terms of any preferred shares offered, including, if applicable:

●	the title of the shares of Preferred Stock;

●	the number of shares of Preferred Stock offered, the liquidation preference per share and the offering price of the shares of Preferred Stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the shares of Preferred Stock;

●	whether the dividends on shares of Preferred Stock are cumulative or not and, if cumulative, the date from which dividends on the shares of Preferred Stock shall accumulate;

●	the procedures for any auction and remarketing, if any, for the shares of Preferred Stock;

●	the provision for a sinking fund, if any, for the shares of Preferred Stock;

●	the provision for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights of the shares of Preferred Stock;

●	any listing of the shares of Preferred Stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the shares of Preferred Stock will be convertible into common shares, including the conversion price (or manner of calculation thereof);

●	discussion of federal income tax considerations applicable to the shares of Preferred Stock;

●	the relative ranking and preferences of the shares of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●	any limitations on issuance of any series or class of shares of Preferred Stock ranking senior to or on a parity with such series or class of shares of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●	any other specific terms, preferences, rights, limitations or restrictions of the shares of Preferred Stock; and

●	any voting rights of such Preferred Stock.

The transfer agent and registrar for any series or class of Preferred Stock will be set forth in the applicable prospectus supplement.

Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in the policies formulated by our Board and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision

Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three (3) years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three (3) years prior, did own, 15% or more of the corporation’s voting stock. However, we elected to opt out of the provisions of Section 203.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors

Our Bylaws provide that, for nominations to our Board or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our secretary at our principal offices. For an annual meeting, a stockholder’s notice generally must be delivered not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. For an annual meeting, the notice must generally be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in our Bylaws. If it is determined that business was not properly brought before a meeting in accordance with our Bylaws, such business will not be conducted at the meeting.

Special Meetings of Stockholders

Special meetings of the stockholders may be called only by either (i) the chairman of our Board, chief executive officer, or the president, (ii) by our Board pursuant to a resolution adopted by a majority of the total number of directors which we would have if there were no vacancies, or (iii) by the holders of 20% of the total votes entitled to be cast by the holders of all our outstanding capital stock entitled to vote generally in an election of directors.

Stockholder Action by Written Consent

Each of our Certificate of Incorporation and our Bylaws permit our stockholders to act by written consent.

Super Majority Stockholder Vote Required for Certain Actions

The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Certificate of Incorporation requires the affirmative vote of the holders of at least 66&1/3; of our outstanding voting stock to amend or repeal any provision of our Bylaws or any amend or repeal any provision of our Certificate of Incorporation relating to limitation of director liability, indemnification and advancement of expenses or amendments to our Certificate of Incorporation or our Bylaws. All other provisions of our Certificate of Incorporation may be amended or repealed by a simple majority vote of our Board.

Dividends

We have not declared any cash dividends on our Common Stock since inception and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare.

Stock Market Listing

Our Common Stock is currently listed on the NASDAQ Stock Market and trades under the symbol “MIGI.”

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference to reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
●	provisions relating to modification of the terms of the security or the rights of the security holder;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell, transfer or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	information describing any book-entry features;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

U.S. federal income tax consequences applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any debt securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our Common Stock, our Preferred Stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Common Stock, our Preferred Stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our assets must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities. If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

Subject to the terms of the applicable indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holders is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might subject it to personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would subject the trustee to personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a proceeding instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within 45 days after it occurs, unless such default has been cured. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “-Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in such indenture;

●	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided above under “-General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

●	to add such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series in any material respect; provided that any amendment made solely to conform the provisions of the indenture to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement shall be deemed not to adversely affect the interests of the holders of such debt securities; provided further, that in connection with any such amendment we will provide the trustee with an officers’ certificate certifying that such amendment will not adversely affect the rights or interests of the holders of such debt securities.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities;

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver;

●	changing any of our obligations to pay additional amounts;

●	reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;

●	changing the currency in which any note or any premium or interest is payable;

●	impairing the right to enforce any payment on or with respect to any note;

●	adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;

●	in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

●	if the debt securities are secured, changing the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

●	reducing the requirements contained in the applicable indenture for quorum or voting;

●	changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

●	modifying any of the above provisions set forth in this paragraph.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all of our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants to purchase debt securities, Preferred Stock, Common Stock or any combination of the foregoing. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligations or relationship of agency or trust for or with holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement and any related free writing prospectuses and such terms may differ from those described below. To the extent the information contained in the prospectus supplement differs or free writing prospectuses from this summary description, you should rely on the information in the prospectus supplement or free writing prospectuses.

The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

Equity Warrants

We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the Preferred Stock warrants or Common Stock warrants being offered, the warrant agreement relating to the Preferred Stock warrants or Common Stock warrants and the warrant certificates representing the Preferred Stock warrants or Common Stock warrants, including, as applicable:

●	the title of the warrants;

●	the securities for which the warrants are exercisable;

●	the price or prices at which the warrants will be issued;

●	if applicable, the number of warrants issued with each share of Preferred Stock or share of Common Stock;

●	if applicable, the date on and after which the warrants and the related Preferred Stock or Common Stock will be separately transferable;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants which may be exercised at any time;

●	information with respect to book-entry procedures, if any;

●	a discussion of the material U.S. federal income tax considerations applicable to exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

Except as provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, the exercise price payable and the number of shares of Common Stock or Preferred Stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of Common Stock or Preferred Stock or a stock split, reverse stock split, combination, subdivision or reclassification of Common Stock or Preferred Stock. In lieu of adjusting the number of shares of Common Stock or Preferred Stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, in the event of any consolidation, merger, or sale or conveyance of our assets as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of Common Stock or Preferred Stock into which each warrant was exercisable immediately prior to the particular triggering event.

Debt Warrants

We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including, as applicable:

●	the title of the debt warrants;

●	the aggregate number of the debt warrants;

●	the price or prices at which the debt warrants will be issued;

●	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

●	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

●	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of the debt warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any;

●	changes to or adjustments in the exercise price of the debt warrants;

●	a discussion of the material U.S. federal income tax considerations applicable to the exercise of the debt warrants; and

●	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

As may be permitted under the warrant agreement, holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and any related free writing prospectuses. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses the principal amount of debt securities or shares of Preferred Stock or shares of Common Stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses. After the close of business on the expiration date, unexercised warrants will be void.

Holders may exercise warrants as described in the applicable warrant agreement and corresponding prospectus supplement or any free writing prospectuses relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, we will, as soon as practicable, forward the debt securities, shares of Preferred Stock or shares of Common Stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS WE MAY OFFER

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of Common Stock, shares of Preferred Stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock We May Offer,” “Description of Debt Securities We May Offer” and “Description of Warrants We May Offer” will apply to each unit and to any Common Stock, Preferred Stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in the event of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so registered, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Common Stock will be quoted on the Nasdaq Stock Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed on by Sheppard, Mullin, Richter & Hampton LLP. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The audited consolidated financial statements of Mawson Infrastructure Group Inc. and its subsidiaries, as of and for the years ended December 31, 2021 and 2020 included in this prospectus, and elsewhere in the registration statement on Form S-3 have been so included in reliance upon the report of LNP Audit and Assurance International Pty Ltd, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

MAWSON INFRASTRUCTURE GROUP INC.

Up to $12,000,000

 Common Stock

Prospectus Supplement

ROTH CAPITAL PARTNERS	A.G.P.

December 13, 2024